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                                    [ARTWORK]


                  INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

                           PROFIT FINANCIAL CORPORATION

THE CORPORATION IS AUTHORIZED TO HAVE 20,000,000 COMMON SHARES PAR VALUE
$.01 EACH

THIS CERTIFIES THAT       SPECIMEN         IS THE OWNER OF
________________________________________________________ FULLY PAID AND
NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

   IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.

DATED_______________________